CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-260564, 333-264295, 333-271241, and 333-278623) of Rent the Runway, Inc. of our report dated April 15, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 15, 2025